As filed with the Securities and Exchange Commission on December 2, 1999

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              KENNEDY-WILSON, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                            9601 Wilshire Boulevard
            Delaware                                Suite 220                               95-4364537
  (State or Other Jurisdiction         Beverly Hills, California 90210-5205              (I.R.S. Employer
      of Incorporation or          (Address and Zip Code of Principal Executive         Identification No.)
         Organization)                               Offices)

     Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan

        Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan
                            (Full Title of the Plans)



                       Freeman Lyle                                With copy to: Richard K. Smith, Jr., Esq.
                 Chief Financial Officer                                        White & Case LLP
            9601 Wilshire Boulevard, Suite 220                         633 West Fifth Street, Suite 1900
           Beverly Hills, California 90210-5205                        Los Angeles California 90071-2007
                      (310) 887-6400                                             (213) 620-7700
         (Name, Address, Including Zip Code, and
        Telephone Number, Including Area Code, of
                   Agent for Service)


                                                  CALCULATION OF REGISTRATION FEE



                                                Proposed Maximum        Proposed Maximum
  Title Of Securities       Amount To Be       Offering Price Per      Aggregate Offering          Amount Of
   To Be Registered        Registered (1)            Share (2)               Price (2)          Registration Fee
  -------------------      --------------      ------------------      ------------------       ----------------


Common Stock, par
value $.01 per share         944,000 (3)             $7.66                 $7,231,040              $1,908.99

Common Stock, par
value $.01 per share          81,000 (4)             $7.66                 $  620,460              $  163.80


(1) Pursuant to Rule 416, the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan and the Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan.

(2) Estimated solely for calculating the amount of the registration fee pursuant to Rule 457(h). The price and fee are computed based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on November 30, 1999.

(3) Shares underlying options subject to grant under the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

(4) Shares underlying options subject to grant under the Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified in this Part is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by Kennedy-Wilson, Inc. (the "Registrant") are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended to the date hereof;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, as amended to the date hereof;

          (c) The Registrant's Current Report on Form 8-K dated March 15, 1999; and

          (d) The description of Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form S-1 filed on April 22, 1999.

     In addition to the foregoing documents, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XII of the Registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time ("Delaware Law"), indemnify each present and former director and officer of the Registrant, and the estates of each such person, and each person who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including for certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware Law authorizes a corporation to indemnify such directors and officers in terms sufficiently broad to permit such indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities under the Securities Act.

     Section 145 of the Delaware Law provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the Delaware Law provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation, unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Section 7.1 of Article VII of the Registrant's Bylaws and Article XII of the Registrant's Certificate of Incorporation provide that the Registrant shall indemnify, in the manner and to the fullest extent permitted by Delaware law (including Section 145 of the Delaware Law), present and former directors and officers of the Registrant, and the estates of each such person, and each person who is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, in proceedings by or in the right of the Registrant or otherwise. Section 7.1 of
Article VII of the Registrant's Bylaws and Article XII of the Registrant's Certificate of Incorporation also permit the Registrant to indemnify to the fullest extent authorized by Delaware law (including Section 145 of the Delaware
Law) present or former employees and agents of the registrant, and each person who is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in proceedings by or in the right of the Registrant or otherwise against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     In addition, Article XII of the Registrant's Certificate of Incorporation and Section 102(7) of the Delaware Law provide that a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision of the Registrant's Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Registrant or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

     As permitted by Article XII of the Registrant's Certificate of Incorporation, the Registrant currently maintains directors' and officers' liability insurance. The policy insures directors and officers for liabilities incurred in connection with or on behalf of the Registrant, except for losses incurred on account of certain specified liabilities, including losses from matters which may be deemed uninsurable under the law pursuant to which this policy shall be construed.

     Prior to incorporating in Delaware in 1992, the predecessor company of the Registrant operated as a California S corporation. At the time of the termination of such predecessor company's S corporation status in 1992, the Registrant agreed to indemnify its former shareholders for certain federal and state tax liabilities incurred by them as a result of a final determination of an adjustment to the tax returns of the predecessor company or former shareholders for the 1992 tax year.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

     4.1 Certificate of Incorporation of the Registrant, as amended to date (The Certificate of Incorporation, as amended through December 31, 1998, was filed as Exhibit 3.1 to the Registrant's 1998 Annual Report on Form 10-K. The April 1999 Amendment to the Registrant's Certificate of Incorporation was filed as Exhibit 3.1.2 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391). Both are incorporated herein by this reference).

     4.2 By-Laws of the Registrant (Filed as Exhibit 3.2 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

     4.3 Form of Stock Certificate (Filed as Exhibit 4.1 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

     5.1  Opinion and consent of White & Case LLP.

     23.1 Consent of Deloitte & Touche LLP.

     24.1 Power of Attorney (Included on the signature page hereto).

     99.1 Kennedy-Wilson,  Inc.  1992  Incentive and  Nonstatutory  Stock Option
          Plan.

     99.2 Amendment Number One to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

     99.3 Amendment Number Two to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

     99.4 Amendment Number Three to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

     99.5 Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan.

     99.6 Form of Stock Option Agreement for Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

     99.7 Form  of  Stock  Option  Agreement  for   Kennedy-Wilson,   Inc.  1992
          Non-Employee Director Stock Option Plan.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California on this 10th day of November, 1999.

                                      KENNEDY-WILSON, INC.

                                      By:/s/ William J. McMorrow
                                         ---------------------------------------
                                         William J. McMorrow
                                         Chairman of the Board of Directors and
                                         Chief Executive Officer
                                            (Principal Executive Officer)


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William J. McMorrow and Freeman
A. Lyle with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could to in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Signature                                 Title                             Date


/s/ William J. McMorrow
-----------------------------              Chairman of the Board of                     November 10, 1999
    William J. McMorrow                      Directors and Chief Executive Officer
                                             (Principal Executive Officer)

/s/ Freeman A. Lyle
-----------------------------              Executive Vice President, Chief              November 10, 1999
    Freeman A. Lyle                          Financial Officer and Secretary
                                             (Principal Financial
                                             and Accounting Officer)

/s/ Lewis A. Halpert
-----------------------------              Executive Managing Director                  November 10, 1999
    Lewis A. Halpert                         and Director



-----------------------------              Managing Director and Director               November   , 1999
    Richard A. Mandel



/s/ Barry s. Schlesinger
-----------------------------              Director                                     November 10, 1999
    Barry S. Schlesinger



/s/ Donald B. Prell
-----------------------------              Director                                     November 10, 1999
    Donald B. Prell



-----------------------------              Director                                     November   , 1999
    Kent Y. Mouton



-----------------------------              Director                                     November   , 1999
    Thomas J. Barrack, Jr.


                                INDEX TO EXHIBITS


Exhibit                             Description

4.1 Certificate of Incorporation of the Registrant, as amended to date (The Certificate of Incorporation, as amended through December 31, 1998, was filed as Exhibit 3.1 to the Registrant's 1998 Annual Report on Form 10-K. The April 1999 Amendment to the Registrant's Certificate of Incorporation was filed as Exhibit 3.1.2 to the Registrant's 1999 Registration Statement on Form S-1 (Registration No. 333-74391). Both are incorporated herein by this reference).

4.2 By-Laws of the Registrant (Filed as Exhibit 3.2 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

4.3 Form of Stock Certificate (Filed as Exhibit 4.1 to the Registrant's 1992 Registration Statement on Form S-1 (Registration No. 33-46978) and incorporated herein by this reference).

5.1       Opinion and consent of White & Case LLP.

23.1      Consent of Deloitte & Touche LLP.

24.1      Power of Attorney (Included on the signature page hereto).

99.1      Kennedy-Wilson,  Inc.  1992  Incentive and  Nonstatutory  Stock Option
          Plan.

99.2 Amendment Number One to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

99.3 Amendment Number Two to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

99.4 Amendment Number Three to Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

99.5      Kennedy-Wilson, Inc. 1992 Non-Employee Director Stock Option Plan.

99.6 Form of Stock Option Agreement for Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan.

99.7      Form  of  Stock  Option  Agreement  for   Kennedy-Wilson,   Inc.  1992
          Non-Employee Director Stock Option Plan.